UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2017 (July 5, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of July 5, 2017, the Board of Directors of Tauriga Sciences, Inc. (the “Company”) appointed Kevin P. Lacey to serve as the Company’s Chief Financial Officer.

Mr. Lacey, 48, is an experienced finance professional with over twenty years’ experience in working with small and large companies leading financial teams, implementing and converting accounting systems, designing and implementing controls as well as vast experience in preparing financial statements, budgeting and financial analysis. Over the past five years, Mr. Lacey, as head or Mariner Consulting Group Inc., has worked with numerous small reporting public companies in financials statement preparation and consulting as well as assisting many small private companies with accounting system design and implementation along with business development consulting. Mr. Lacey is a Certified Public Accountant (CPA) as registered with the State of Florida. He holds a Masters in Business Administration (MBA) from the University of Central Florida (1999) as well as a Bachelors in the Science of Accounting from Webber International University (1993). Mr. Lacey is also a U.S. Military Veteran, serving in the U.S. Army from 1987 to 1989. He was honorably discharged in 1989.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Lacey.

Related Party Transactions

There are no related party transactions with respect to Mr. Lacey reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

In consideration for his services as Chief Financial Officer, the Company has agreed to grant Mr. Lacey a one-time issuance of 20,000,000 shares of its common stock. All such shares shall be “restricted securities” as defined by the Securities Act of 1933, as amended. The Company will also pay Mr. Lacey (i) $2,000 per month in cash as well as (ii) $5,000 in cash for each Form 10-Q and $7,500 in cash for each Form 10-K he assists in preparing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2017

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer